Exhibit 10.12

TERMINATION AGREEMENT ON OPERATING AGREEMENT

THIS TERMINATION AGREEMENT ONOPERATING AGREEMENT (this “Termination Agreement”) is made and entered into as of the10th day of October, 2010, by and between Dynamic Ally Limited (“Party A”) and NingguoTaiyang Incubation Plant Co., Ltd. (“Party B”) Capitalized terms used but not defined herein shall have the meanings set forth in that certain Operating Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain OperatingAgreement dated as of May 26, 2010 (the “Operating Agreement”), by and between Party A and Party B;

WHEREAS, Party A and Party B desire to terminate the Operating Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained, the parties hereto agree as follows:

A.           TERMINATION.  Effective on November 10, 2010, the Operating Agreement shall be terminated in its entirety and shall beof no further force or effect.

B.    RELEASE. Each Party agrees to release and further indemnify the other Party from all past, presentand future obligations or claims related to the Operating Agreement.  Each Party hereby waives any other future right that it otherwise may have under the Operating Agreement.

C.           FURTHER  ASSURANCES.  Each Party shall cooperate with, and take such action as may be reasonably requested by, the other Party in order tocarry out the provisions and purposes of this Termination Agreement.

D.           HEADINGS.  The headings in this Termination Agreement are for convenience of reference only and shall not constitute a part of this Termination Agreement, nor shall they affect its meaning, construction or effect.

E.           GOVERNING LAW.  This Amendment shall be governed and construed under the laws of the People’s Republic of China, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

F.           COUNTERPARTS.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile or other electronic transmission of this signed Termination Agreement  shall be legal and binding on all parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreementas of the date first set forth above.

PARTY A:
Dynamic Ally Limited

Legal/Authorized Representative: /s/ WU Qiyou
Name: WU Qiyou
Title: Executive Director

PARTY B:
NingguoTaiyang Incubation Plant Co., Ltd.

Legal/Authorized Representative: /s/ WU Qiyou
Name: WU Qiyou
Title: Executive Director